                                                                 EXHIBIT 10(30)

               SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND

                              SECURITY AGREEMENT




        This Sixth Amendment to that certain Amended and Restated Loan and Security Agreement ("Agreement") is made and entered into this 13th day of July, 1998 by and between Tower Air, Inc. ("Borrower"), the financial institutions listed on the signature pages thereof (collectively called "Lenders") and Heller Financial, Inc. (in its individual capacity, "Heller"), for itself as a Lender and as Agent ("Agent").

        WHEREAS, Agent and Borrower are parties to a certain Amended and Restated Loan and Security Agreement dated September 1, 1997 and all amendments thereto (the "Agreement"); and

        WHEREAS, certain Events of Default are in existence under the Agreement;

        WHEREAS, as Event of Default has occurred as a result of Borrower's breach of the EBITDA covenant contained in subsection 6.2 for the trailing twelve month period ended June 30, 1998 (the "EBITDA Default");

        WHEREAS, an Event of Default under subsection 7.1 of the Agreement has occurred as a result of the loan of $3,000,000 by Morris Nachtomi to the Borrower (the "Other Indebtedness Default");

        WHEREAS, an Event of Default under subsection 8.1(B) of the Agreement has occurred as a result of a failure to pay amounts due to (a) The Ages Group as referred to in a letter dated July 6, 1998 from The Ages Group, (b) Hartford Aviation Group, Inc. as referred to in a letter dated June 9, 1998 from Hartford Aviation Group, Inc. and (c) Willis Lease Finance Corporation as referred to in a letter dated May 8, 1998 from Willis Lease Finance Corporation (collectively, the "Cross Default");

        WHEREAS, as Event of Default has occurred under subsection 5.1Q of the Agreement as a result of repayment of $2,000,000 of subordinated debt to Funding Enterprises, Inc. (the "Sub-Debt Repayment Default"),

        WHEREAS, Borrower has requested Agent waive the Existing Events of Default; and

        WHEREAS, the parties desire to amend the Agreement in hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.      Definitions.  Capitalized terms used in this Amendment, unless
                -----------
otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

                (a) Letter Agreement shall mean the Letter Agreement attached to this Amendment.

        2.      Amendments.  The Agreement is amended as follows:
                ----------

                (a) Section 5 is amended by deleting subsection 5.16 in its entirety and substituting the following in lieu thereof:

                "5.16  Suppressed Availability.  Borrower shall maintain
                 -----------------------------
                Suppressed Availability in an amount of at least $7,000,000 at all times."

                (b) Section 6 is amended by deleting subsection 6.1 (B) in its entirety, and inserting the following in lieu thereof;

                "Borrower shall maintain Tangible Net Worth equal to at least $47,500,000 from August 1, 1998 through August 1, 1998, and $55,000,000 on August 31, 1998 and at all times thereafter."

        3.      Waiver.  Agent hereby waives the (a) EBITDA Default, the Cross
                ------
Default, the Sub-Debt Repayment Default and (b) Other Indebtedness Default until July 31, 1998, provided that Morris Nachtomi enters into a letter agreement with Agent attached hereto as Exhibit A (the "Letter Agreement"). If, on July 31, 1998, Morris Nachtomi and Borrower have not entered into a subordination agreement with Agent which subordinates $2,000,000 of the Nachtomi Debt (as defined in the Letter Agreement) to Borrower's Obligations under the Agreement, then an Event of Default shall be in existence. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Agreement or any of the other Loan Documents.

        4.      Conditions.  The effectiveness of this Amendment is subject to
                ----------
the following conditions precedent (unless specifically waived in writing by Agent):

                (a) There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral;

                (b) Borrower shall have executed and delivered such other documents and instruments as Agent may require;

                (c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

                (d) No Default or Event of Default under the Agreement as amended hereby shall have occurred and be continuing;

                (e) Borrower shall have paid Agent an amendment fee in the amount of $50,000;

                (f) Borrower shall provide Agent with a signed and duly executed copy of the Letter Agreement of even date herewith between Mr. Morris Nachtomi and Agent.

        5.      Corporate Action.  The execution, delivery, and performance of
                ----------------
this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.

        6.      Severability.  Any provision of this Amendment held by a court
                ------------
of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        7.      References.  Any reference to the Agreement contained in any
                ----------
notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

        8.      Counterparts.  This Amendment may be executed in one or more
                ------------
counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        9.      Ratification.  The terms and provisions set forth in this
                -------------
Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

HELLER FINANCIAL, INC.                       TOWER AIR, INC.



By:  /s/  Anthony Vizgirda                   By:  /s/  Morris K. Nachtomi
   --------------------------------             --------------------------------
Title:  Vice President                       Title:  President, Chief Executive
                                               Officer and Chairman of the
                                               Board of Directors (Principal
                                               Executive Officer)

                                                July 13, 1998


BY FACSIMILE:  (718) 553-4387
-----------------------------

Mr. Morris K. Nachtomi
Tower Air, Inc.
Hangar 17, J.F.K. International Airport
Jamaica, NY 11430

                RE:  TOWER AIR, INC.
                     ---------------


Dear Mr. Nachtomi:

        Reference is made to that certain Amended and Restated Loan and Security Agreement between Tower Air, Inc. ("Borrower") and Heller Financial, Inc. ("Heller") dated September 1, 1997, as amended from time to time (the "Agreement"). Unless otherwise defined herein, all capitalized terms shall have the same meaning as in the Agreement (as defined in the Agreement).

        In conjunction with (1) the Sixth Amendment to the Loan Agreement dated July 13, 1998 and (2) your $3,000,000 loan to the Company on or about July 1, 1998 ("Nachtomi Debt") you agree to enter into (i) a Subordination Agreement (the "Subordination Agreement") and (ii) any other related documents or modifications to existing documents, acceptable to Heller in its sole discretion on or before July 31, 1998.

        Among other provisions, the Subordination Agreement shall provide for the subordination of $2,000,000 of the Nachtomi Debt to the Obligations provided that the Nachtomi Debt may be paid out of the proceeds of the $150,000,000 unsecured debt facility in which Paine Webber is Agent.

Mr. Morris K. Nachtomi
July 13, 1998
Page 2.



        Please indicate your agreement for the foregoing by signing below.


                                          Very truly yours,


                                          HELLER FINANCIAL, INC.

                                          /s/  ANTHONY VIZGIRDA

                                          Anthony Vizgirda


MORRIS K. NACHTOMI, INDIVIDUALLY


/s/  MORRIS K. NACHTOMI
---------------------------
Sign Name


     MORRIS K. NACHTOMI
---------------------------
Print Name


vm
cc:     Anne M. Ellsworth, Esq.
        Michael Nemoroff, Esq. (by facsimile)